                                                                   EXHIBIT 10.13

                         [LEHMAN BROTHERS LETTERHEAD]




                                 JUNE 4, 1997



Excel Communications, INC.
8750 N. Central Expressway
Suite 1900
Dallas, TX 75231

Attention:      John J. McLaine
                Executive Vice President
                Chief Financial Officer and
                Secretary

Ladies and Gentlemen:

        You have advised Lehman Commercial Paper Inc. ("LCPI") that Excel Communications, Inc. ("Excel"), a Delaware corporation, intends to form a new subsidiary (the "Borrower"), which in turn will form two subsidiaries, and that pursuant to an agreement and plan of merger between Excel, the Borrower, such subsidiaries of the Borrower and Telco Communications Group, Inc., a Virginia corporation ("Telco"), such subsidiaries of the Borrower will be merged into Excel and Telco (the "Mergers"), respectively, leaving Excel and Telco as the two surviving subsidiaries of the Borrower (which will then be a public company). You have further advised LCPI that the Borrower will require senior financing of up to $1,000,000,000 to finance the cash portion of the merger consideration payable to the Telco stockholders and costs and expenses associated with the Mergers, to refinance existing indebtedness and for general corporate reasons.

        You have requested that LCPI commit to provide the full amount of such senior loan financing in an amount up to $1,000,000,000, and we hereby offer to do so on the terms and conditions set forth herein, in the Term Sheet annexed hereto as Exhibit A (the "Term Sheet") and in the letter of even date herewith (the "Fee Letter") addressed by LCPI to you providing, among other things, for certain fees relating to the senior financing (such senior financing is hereinafter referred to as the "Facility"); LCPI's commitment to provide such financing is not subject to its ability to syndicate the Facility (subject, however, to the conditions set forth below ).

        LCPI has submitted this letter after reviewing certain historical financial statements and other information provided to LCPI by you. LCPI may terminate its obligations under the preceding paragraph to provide the
Facility: (i) if the terms of the proposed Mergers are changed in any respect determined by LCPI to be material; (ii) the terms of the proposed Facility are changed in any material respect or if any information submitted to LCPI in connection with the Mergers and the Facility proves to have been inaccurate or incomplete in any material respect or if any material adverse change occurs, or any additional information is disclosed to or discovered by LCPI, that LCPI reasonably deems materially adverse in respect of the financial condition, business, operations, assets, nature of assets, liabilities or prospects of the Borrower, Excel and Telco and their respective subsidiaries taken as a whole;
(iii) if any of the fees provided for by the Fee Letter are not paid when due; or (iv) if any material adverse change shall occur in financial, banking or capital market conditions generally that LCPI reasonably determines would materially and adversely affect its ability to syndicate the Facility.

        We anticipate syndicating the Facility, directly or indirectly through one or more of our affiliates, to a group of banks and/or other financial institutions acceptable to LCPI (including LCPI, the "Lenders"), although, as noted above, LCPI's commitment to provide the Facility is not subject to its ability to syndicate the Facility. In accordance with market practice, an information package containing relevant information concerning the Mergers, the Facility, the Borrower, Excel, Telco and their respective subsidiaries will be provided, on a confidential basis, to potential Lenders. Excel will prepare this package, and LCPI will be pleased to assist in the preparation of this package. Excel will cause its management and the management of Telco to cooperate with LCPI in effecting the syndication of the Facility (including participation in any group meetings held in connection with the syndication).

        You hereby indemnify and hold harmless each of LCPI and the other Lenders and each director, officer, employee and affiliate thereof (each, an "indemnified person") from and against any and all losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) and reasonable expenses that arise out of, result from or in any way relate to this letter, the Term Sheet or the Fee Letter, or in connection with the transactions contemplated hereby or the provision or syndication of the Facility (estimates with respect to such expenses to be agreed upon in advance by Excel and reimbursement of such expenses to be limited to out-of-pocket expenses that are consistent with such estimates). In connection with the syndication of the Facility, Excel's obligation to reimburse for expenses will be limited to one bank meeting in Dallas, Texas, unless otherwise agreed to by Excel.

        In addition, you agree to reimburse each indemnified person, upon its demand, for any reasonable legal or other expenses incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not such indemnified person is a party to any action or proceeding out of which any such expenses arise), other than any of the foregoing claimed by any indemnified person to the extent they are incurred by reason of the negligence or willful misconduct of such person, provided that (i) you shall not be obligated to pay the costs of more than one counsel for all indemnified persons in connection with any particular set of claims or related claims, except for local counsel retained in connection with court appearances and except to the extent that, because of conflicts between indemnified persons, one counsel is unwilling to represent all indemnified persons, and
(ii) any such counsel shall be reasonably satisfactory to Excel (it being understood that the firms of Simpson, Thatcher & Bartlett and Milbank, Tweed, Hadley & McCloy are satisfactory to Excel for these purposes).

        Neither LCPI nor any other Lender shall be responsible or liable to Excel or any other person for any consequential damages that may be alleged as a result of this letter. In addition, you hereby agree to reimburse LCPI from time to time upon LCPI's demand for LCPI's reasonable out-of-pocket costs and expenses (including, without limitation, reasonable legal fees and expenses, appraisal fees and printing, reproduction, document delivery, communication and publicity costs) incurred in connection with the syndication of the Facility and the preparation, review, negotiation, execution and delivery of this letter, the Term Sheet, the Fee Letter and the definitive financing agreements. Your obligations under this paragraph, and the two immediately preceding paragraphs, shall survive any termination of this letter and shall be effective regardless of whether the definitive financing agreements are executed.

        From the date of delivery of this letter by LCPI until the earlier of
(i) 90 days after the bank syndication meeting and (ii) completion of primary syndication of the Facility, you will ensure that, other than the Facility, no financing for the Borrower, Excel, Telco or any of their respective subsidiaries shall be syndicated or privately placed among any financial institutions that would have detrimental effect on the primary syndication of the Facility.

        You acknowledge that LCPI and its affiliates may be providing financing or other services to other companies in respect of which you or your affiliates may have conflicting interests and that LCPI and its affiliates have no obligation to use in connection with the transactions contemplated by this letter, or to furnish to you or any of your affiliates, confidential information obtained from such other companies.

        LCPI agrees that it will maintain in confidence and will not disclose, publish or disseminate, any confidential information designated as such by Excel which it has or shall acquire in connection herewith relating to the business, operations and condition, financial or otherwise, of Excel and Telco and their respective subsidiaries, except that such information may be disclosed by LCPI if and to the extent that: (a) such information is in the public domain at the time of disclosure; (b) such information is required to be disclosed by subpoena or similar process of applicable law or regulations; (c) such information is required to be disclosed to any regulatory or administrative body or commission to whose jurisdiction LCPI may be subject; (d) such information is disclosed to counsel, auditors or other professional advisors to LCPI or to affiliates of LCPI, provided that such affiliates agree to keep such information confidential as set forth herein; (e) such information is disclosed with the prior written consent of Excel, which consent shall not be unreasonably withheld or delayed; (f) such information is disclosed in connection with any litigation or dispute between LCPI and Excel concerning the Facility; or (g) such information is disclosed in connection with the syndication of the Facility, provided that the Person to whom such information shall be disclosed shall have agreed to keep such information confidential as set forth herein.

        This letter is delivered to you upon the condition that neither the existence of this letter, the Term Sheet or the Fee Letter nor any of their contents shall be disclosed by you except (i) as may be compelled to be disclosed in a judicial or administrative proceeding or as otherwise required by law, (ii) on a confidential and "need to know" basis, to your and Telco's directors, officers, employees, advisors and agents, (iii) with LCPI's consent and (iv) other than in the case of the Fee Letter and its contents, after you accept this offer.

        LCPI shall have the right to review and approve all public announcements and filings relating to the Facility that refer to LCPI or the other Lenders before they are made (such approval not to be unreasonably withheld).
Similarly, Excel shall have the right to review and approve all public announcements and filings relating to the Facility that refer to Excel before they are made (such approval not to be unreasonably withheld).

        LCPI's offer set forth in this letter will terminate at 5:00 p.m. (New York City time) on June 6, 1997 unless you accept this letter and the Fee Letter at or prior to that time by signing and returning to LCPI counterparts of this letter and the Fee Letter. If accepted by Excel, LCPI's commitment under this letter (and, except as otherwise expressly provided herein, Excel's obligations under this letter), will in any event terminate at 5:00 p.m. (New York City time) on December 31, 1997 if the definite documentation for the Facility shall not have been executed and delivered on or prior to such date (it being understood that such date may only be extended through mutual consent of LCPI and Excel).

        This letter supersedes in its entirety our Commitment Letter dated April 3, 1997 addressed to you with respect to the proposed $300,000,000 reducing revolving credit facility therein referred to.

        This letter and the Fee Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement, and this letter, the Term Sheet and the Fee Letter may not be assigned by you without the prior written consent of LCPI and may not be amended or any provision hereof or thereof waived or modified except by an instrument in writing signed by each of the parties hereto. No person or entity other than the parties hereto shall have any rights under or be entitled to rely upon this letter, the Term Sheet or the Fee Letter. This letter, the Term Sheet and the Fee Letter shall be governed by and construed in accordance with the law of the State of New York.

        We look forward to working with you to complete this transaction.

                                LEHMAN COMMERCIAL PAPER, INC.



                                By: /s/ CHRISTOPHER R. RYAN
                                   ----------------------------------
                                        Christopher R. Ryan
                                        Authorized Signatory

ACCEPTED AND AGREED:

EXCEL COMMUNICATIONS, INC.


By: /s/ JOHN J. McLAINE
   -----------------------------
   Title: EVP & CFO
   Date:  June 5, 1997

                                                                       EXHIBIT A

                          SUMMARY TERMS AND CONDITIONS

                          [Excel Communications, Inc.]
                    $1,000,000,000 Revolving Credit Facility


            Terms defined in the Commitment Letter to which these Summary Terms and Conditions are attached shall have the respective meanings assigned to them therein.


I.   Parties

     Borrower:                             A new public company that, after the Mergers, will be the parent corporation of Excel and Telco.

     Guarantors:                           Subsidiaries of the Borrower (the "Subsidiary Guarantors").

     Arranger and
     Underwriter:                          Lehman Commercial Paper, Inc. ("LCPI").

     Lenders:                              A syndicate of banks, financial institutions and other entities, including LCPI, arranged by LCPI (collectively, the "Lenders").

II.  Facility

     Type and Amount
     of Facility:                          5-year reducing revolving credit facility (the "Credit Facility") in the amount of $1,000,000,000 (the loans thereunder, the "Loans") with a letter of credit sub-facility of $50,000,000 (the "Letters of Credit").

     Availability and Maturity:            The Credit Facility shall be available on a revolving basis during the period commencing on the Closing Date and ending on the date which is approximately 5 years thereafter (the "Termination Date"). Availability under the facility will reduce on dates and in amounts to be determined.

     Purpose:                              The Loans and Letters of Credit shall be available to finance the Mergers and the costs and expenses associated therewith, to refinance existing indebtedness of the Borrower and its subsidiaries (including each of Excel and
                                           Telco and their respective subsidiaries), and for general corporate purposes of the Borrower and its subsidiaries.

III. General Payment Provisions
     Certain Additional Provisions

     Interest:                             Base Rate and LIBOR (1, 2, 3, or 6 months) options will be available. The
                                           Applicable Interest Margin will be determined by references to the ratio of
                                           Total Debt to EBITDA.

                                 PRICING GRID



 Total Debt/EBITDA       (A)             (B)                   (C)               (D)               (E)                (F)
                                     greater than or    greater than or    greater than or     greater than or
                                     equal to 1.5 but   equal to 2.0 but   equal to 2.5 but    equal to 3.0 but   greater than or
                     less than 1.5    less than 2.0      less than 2.5      less than 3.0       less than 3.5     equal to 3.5
---------------------------------------------------------------------------------------------------------------------------------
LIBOR Margin           .625%              .750%              1.000%             1.125%              1.250%           1.750%
---------------------------------------------------------------------------------------------------------------------------------
Base Rate Margin          0%                 0%                  0%                 0%                  0%           0.500%
---------------------------------------------------------------------------------------------------------------------------------


           In the event the closing occurs prior to the date upon which financial statements for the fiscal year ending December 31, 1997 shall be delivered, the pricing shall be that set forth in column
           (C) above.


           Letter of Credit Fee:           Letters of Credit: LIBOR Margin.

           Default Rate:                   At any time when the Borrower is in default in the payment of any amount due under the Credit Facility, the principal of all Loans shall bear interest at
                                           1% above the rate otherwise applicable thereto. Overdue interest, fees and other amounts shall bear interest at 1% above the rate applicable to Loans.

           Commitment Fees:                A commitment fee of 0.25% per annum, payable quarterly in arrears, will be payable on the unused portions of the Commitments.

           Optional Prepayments and
           Commitment Reductions:          Loans may be prepaid and commitments may be reduced by the Borrower at any time, without penalty (other than breakfunding in respect of any prepayment of LIBOR Loans).

           Mandatory Prepayments:          Outstanding Loans and Letters of Credit and corresponding commitments will be reduced by 100% of the net proceeds from asset sales and debt issuance, subject to customary minimum amounts, reinvestment periods and taking into account provisions for taxes.

           Collateral:                     Pledge of stock of all Subsidiaries with release mechanism to be agreed upon;
                                           negative pledge of all other assets, subject to usual and customary permitted liens and exceptions to negative pledge to be negotiated.

           Guarantees:                     All obligations of the Borrower with respect to the Facility will be guaranteed by the Guarantors, subject to fraudulent transfer limitations.


IV.        Certain Conditions

           Initial Conditions:             The availability of the Credit Facility shall be conditioned upon satisfaction of, among other things, the following conditions precedent (the time upon which all such conditions precedent shall be satisfied, the "Closing Date"):

                                           (a)     Each of the Borrower, the Subsidiary Guarantors and the Lenders shall have executed and delivered satisfactory definitive financing documentation with respect to the Credit Facility (the "Credit Documentation").

                                           (b)     The Mergers shall have been consummated substantially in accordance with the provisions of, and subject to the satisfaction of the conditions set forth in, the definitive agreement and plan of merger between Excel and Telco, no material provision thereof shall have been waived, amended, supplemented or otherwise modified in any material respect and the requisite number holders of the outstanding capital stock of Telco and Excel, respectively, shall have voted their shares in favor of the Mergers (provided that if any of the shareholders to the constituent corporations in the Mergers shall have appraisal rights under applicable law; the percentage of shareholders of either corporation that shall have preserved such appraisal rights shall not exceed 20% of the shareholders of such corporation).

                                           (c)     All material governmental (including PCC and some PUC approvals, if any) and third party approvals necessary in connection with the Mergers, the financing contemplated hereby and the continuing operations of the Borrower and its subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose material adverse conditions on the Mergers or the financing contemplated hereby (except that it shall not be necessary that FCC approvals for the Mergers become final).

                                           (d)     The Lenders shall have received all fees and expenses required to be paid on or before the Closing Date.

                                           (e)     The Lenders shall have received a certificate of a senior financial officer of the Borrower with respect to the solvency of the Borrower and its subsidiaries.

                                           (f)     The Lenders shall have received such legal opinions (including opinions from counsel to the Borrower), corporate documents and other instruments as are customary for transactions of this type or as they may reasonably request.

     On-Going Conditions:              The making of each extension of credit shall be conditioned upon (a) all representations and warranties in the Credit
                                       Documentation being true and correct in all material respects and (b) there being no default or event of default in existence at the time of, or after giving effect to the making of, such extension of credit.

V.   Representations, Warranties,
     Covenants and Events of Default:  The Credit Documentation shall be satisfactory to LCPI and shall contain customary representations, warranties, covenants and events of default and other terms deemed appropriate by the
                                       Lenders, including, without limitation, the following:

     Representations and Warranties:   Accuracy of financial statements; no material adverse change since December 31, 1996; corporate existence; compliance with laws; corporate power and authority; no conflict with law, contractual obligations or material contract rights; no
                                       material litigation; filing and payment of taxes; no default;
                                       liens; no investment company or public utility holding company status; subsidiaries; solvency; and enforceability of Credit
                                       Documentation, in each case subject to usual and customary exceptions, materiality standards and material adverse change clauses, where appropriate.  As used herein and in the Credit
                                       Documentation a "material adverse change" shall mean any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, assets, property or financial condition of the Borrower and its subsidiaries taken as a whole, or (b) the validity or
                                       enforceability of any of the Credit Documentation or the rights and remedies of the Lenders thereunder.

     Affirmative Covenants:            Delivery of financial statements, reports, accountants' letters, officers' certificates and other information requested by
                                       Lenders; payment of other obligations; continuation of business and maintenance of existence and material rights and
                                       privileges; compliance with laws and material contractual
                                       obligations; maintenance of property and insurance; maintenance of books and records; right of the Lenders to inspect property and books and records; and notices of defaults, litigation and other material events, in each case subject to usual and
                                       customary exceptions, materiality standards and material
                                       adverse change clauses, where appropriate.

     Financial Covenants:              Limitations on: Total Debt to EBITDA, EBITDA to Fixed Charges,
                                       EBITDA to Interest Expense and certain operating covenants, each to be negotiated.

     Negative Covenants:               Limitations on: indebtedness; capital expenditures; liens;
                                       guarantee obligations; mergers, consolidations, acquisitions, liquidations, and dissolutions; dividends and other payments in respect of capital stock; investments, loans and advances;
                                       modifications of debt instruments;

                                     transactions with affiliates; disposition of assets;
                                     sale and leasebacks; changes in fiscal year; negative
                                     pledge clauses; and changes in line of business, in
                                     each case subject to usual and customary exceptions,
                                     materiality standards and material adverse change
                                     clauses, where appropriate.

     Events of Default:              Nonpayment of principal when due; nonpayment of
                                     interest, fees or other amounts after a grace period;
                                     material inaccuracy of representations and warranties;
                                     violation of covenants; cross-default; bankruptcy; and
                                     a change of control, in each case subject to notice
                                     and cure periods, materiality provisions and other
                                     exceptions, where appropriate.

VI.  Certain Other Terms:

     Assignments and Participants:   The Lenders shall be permitted to assign participations
                                     in their Loans. Letters of Credit and Commitments,
                                     subject to a $10,000,000 minimum amount, with the

                                     consent of the Borrower, the Arranger, and the
                                     Administrative Agent, which consents shall not
                                     be unreasonably withheld. Pledges of Loans in
                                     accordance with applicable law shall be permitted
                                     without restriction.  Customary participation
                                     rights will be available to all Lenders.

     Expenses and Indemnification:   The Borrower shall pay (a) all reasonable out-of-
                                     pocket expenses of LCPI associated with the
                                     preparation, execution, delivery and administration of
                                     the Credit Documentation and any amendment or waiver
                                     with respect thereto (including the reasonable fees
                                     and disbursements and other charges of Special Counsel
                                     to the Lenders identified below, but no other counsel)
                                     and (b) all out-of-pocket expenses of the Lenders in
                                     connection with the enforcement of the Credit
                                     Documentation (including the reasonable fees and
                                     disbursements and other charges of counsel).

                                     The Borrower shall indemnify, pay and hold harmless
                                     the Lenders (and their respective directors, officers,
                                     employees and agents) against any loss, liability, costs,
                                     or expenses incurred in respect of the financing
                                     contemplated hereby or the use or the proposed use of
                                     proceeds thereof (except to the extent they are
                                     incurred by reason of the negligence or willful
                                     misconduct of the indemnified party).

     Governing Law and Forum:        State of New York.

     Special Counsel to Lenders:     Milbank, Tweed, Hadley & McCloy.